Exhibit 10.44

RICE ENERGY INC.

FORM OF PERFORMANCE STOCK UNIT (PSU) AGREEMENT

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) evidences an award made as of the             day of             ,             (the “Date of Grant”), by RICE ENERGY INC., a Delaware corporation (the “Company”), to                     (the “Employee”).

1. Award. Pursuant to the RICE ENERGY INC. 2014 LONG-TERM INCENTIVE PLAN, as amended (the “Plan”), the Company hereby makes a grant of performance stock units with respect to             shares (at target) of the Company’s common stock, par value $0.01 per share (the “Performance Stock Units” or “PSUs”), with each Performance Stock Unit granted hereunder relating to one (1) share of Common Stock. Subject to the provisions of this Agreement, the total number of Performance Stock Units awarded to the Employee will be earned (at a maximum award level of 200% of the target number of Performance Stock Units awarded), if the performance measures set by and on file with the Committee are satisfied (collectively, the “Performance Measures”). This award of Performance Stock Units constitutes a Performance Award under Section 8 of the Plan and shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.

2. Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, “Disability” shall mean a disability that entitles the Employee to disability benefits under the Company’s long-term disability plan.

3. Performance Period. The performance period applicable to the Performance Stock Unit award is set forth on Exhibit A (the “Performance Period”) with the Performance Stock Units being earned based upon satisfaction of the Performance Measures approved by the Committee.

4. Performance Measures. Subject to the provisions of this Agreement, the Company shall issue and deliver to the Employee one (1) share of Common Stock for each whole Performance Stock Unit that is earned in accordance with satisfaction of the Performance Measures; provided, however, that the Committee may reduce the number of Performance Stock Units earned under this award, but in no event may the Committee increase the number of PSUs earned under this Award beyond the performance levels achieved.

5. Delivery of Shares. Except as otherwise provided in this Agreement and subject to satisfaction of the applicable tax withholding requirements set forth in Section 10 hereof, the Company shall cause stock certificate(s) or other evidence of ownership representing the number of shares of Common Stock earned and determined under Sections 3 and 4 to be delivered to the Employee in the first calendar year immediately following the end of the Performance Period on or before March 15th of such calendar year; provided, however, that: (i) except as provided below, no certificate(s) for, or other evidence of ownership of, shares of Common Stock shall be delivered with respect to Performance Stock Units unless the Committee has certified in writing on or before March 15th of such calendar year that the Performance Measures and other material terms of this Agreement have been achieved; and (ii) the Company shall not deliver stock certificate(s) or other evidence of ownership representing shares of Common Stock if the Committee or other authorized agent determines, in its or his sole discretion, that the delivery of such certificate(s) or other evidence of ownership would violate the terms of the Plan, this Agreement or applicable law.

6. Termination of Employment/Forfeiture.

(a) Unless otherwise provided in this Agreement, in a Company plan applicable to the Employee or any agreement between the Employee and the Company, if (i) Employee’s employment and service with the Company and its Subsidiaries terminates prior to the end of the Performance Period or (ii) the Company provides the Employee of notice of violation of the confidentiality covenant set forth in Section 8 hereof, the Company’s Corporate Code of Business Conduct and Ethics or the Financial Code of Ethics, as determined in the sole discretion of the Company, then, as of such date of termination or notice, as applicable, all of the Employee’s Performance Stock Units covered by this Agreement shall be automatically canceled and forfeited in their entirety, with no further obligation on the part of the Company, and the Company shall not be obligated to issue any shares of Common Stock or any other compensation to the Employee with respect to such canceled and forfeited PSUs.

(b) If the Employee’s employment and service with the Company and its Subsidiaries is terminated by reason of death or Disability, then the Performance Stock Unit Award shall vest in full effective as of the date of such termination, and be paid, to the extent earned, pursuant to Sections 3 and 4 hereof as determined after the end of the Performance Period.

(c) If (i) the Employee’s employment and service with the Company and its Subsidiaries is terminated under circumstances provided in any plan applicable to the Employee or any agreement between the Employee and the Company, and (ii) such plan or agreement provides for partial or full vesting of the PSU award granted hereunder, the award will be paid, to the extent earned, pursuant to Sections 3 and 4 hereof as determined after the end of the Performance Period.

(d) Any shares of Common Stock to which the Employee becomes entitled to receive pursuant to Sections 6(b) and 6(c) will be issued and delivered to the Employee in accordance with the provisions of Section 5 of this Agreement; provided that any payments due on the Employee’s death shall be paid to the Employee’s estate.

7. Dividends. Each PSU will be cumulatively credited with dividends, if any, that are paid on the Company’s Common Stock, in the form of additional units. These additional units shall be deemed to have been purchased on the record date for the dividend using the closing stock price of the Company’s Common Stock on such date and shall be subject to all the same conditions and restrictions as provided in this Agreement applicable to Performance Stock Units.

8. Confidentiality. The Employee acknowledges that the business of the Company and its Subsidiaries is highly competitive and that the Company’s and its Subsidiaries’ strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company and its Subsidiaries uses in their business to obtain a competitive advantage over competitors. The Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company and its Subsidiaries in maintaining their competitive position. The Employee acknowledges that by reason of the Employee’s duties, the Employee has had and will have access to and has and will become informed of confidential business information which is a competitive asset of the Company and its Subsidiaries. The Employee hereby agrees that the Employee will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company and its Subsidiaries, or make any use thereof, except in the carrying out of employment responsibilities. The Employee shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which the Employee’s legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that the Employee shall, to the extent practicable and lawful in any such events, give prior notice to the Company of the Employee’s intent to disclose any such confidential business information in such context so as to allow the Company and its Subsidiaries an opportunity (which the Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. In addition to any other remedy available at law or in equity, in the event of any breach by the Employee of the provisions of this Section 8 which is not waived in writing by the Company, all vesting of the Performance Stock Units shall cease effective upon the occurrence of the actions or inactions by the Employee constituting a breach by the Employee of the provisions of this Section 8.

9. Corporate Acts. The existence of the Performance Stock Units shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

10. Income Tax. The Employee acknowledges that any income for federal, state or local income tax purposes that the Employee is required to recognize on account of the issuance and delivery of shares of Common Stock to the Employee shall be subject to withholding of tax by the Company. In accordance with administrative procedures established by the Company, the Employee may elect to satisfy his or her minimum statutory withholding tax obligations, if any, on account of the issuance of shares of Common Stock or settlement of this PSU award in one or a combination of the following methods: in cash or separate check made payable to the Company or by authorizing the Company to withhold from the shares of Common Stock to be issued to the Employee hereunder a sufficient number of whole shares distributable in connection with this award equal to the applicable minimum statutory withholding tax obligation. In the event the Employee does not make such payment when requested, the Company may refuse to issue or cause to be delivered any shares of Common Stock under this Agreement or any other incentive plan or agreement entered into by the Employee and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made.

11. Rights as Stockholder. The PSUs represent an unsecured and unfunded right to receive a payment in shares of Common Stock, which right is subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Accordingly, the Employee will have no rights as a stockholder with respect to any shares covered by this Agreement until the Performance Stock Units vest and shares of Common Stock are issued by the Company and are deposited in the Employee’s account at a transfer agent or other custodian selected by the Committee, or are issued to the Employee with respect to those vested units.

12. Clawback. Notwithstanding any provisions in the Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of the Common Stock delivered hereunder), whether in the form of cash or otherwise, shall be subject to clawback to the extent necessary to comply with any Company policy adopted hereafter, or the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes Oxley Act of 2002, or any regulations promulgated thereunder.

13. Employment/Service Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of, or provides services to, either the Company or a Subsidiary. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment and service with the Company at the time of the termination of the “Subsidiary” status of the entity or other organization that employs the Employee, or to which the Employee provides services. Nothing in the adoption of the Plan, nor the award of the Performance Stock Units hereunder, shall confer upon the Employee the right to continued employment by, or service with, the Company or its Subsidiaries or affect in any way the right of the Company or its Subsidiaries to terminate such employment or any services provided at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment and services, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.

14. Further Assistance. The Employee will provide assistance reasonably requested by the Company and/or its Subsidiaries in connection with actions taken by the Employee while employed by the Company or its Subsidiaries, including, but not limited to, assistance in connection with any lawsuits or other claims against the Company or any Subsidiary arising from events during the period in which the Employee was employed by the Company or any Subsidiary.

15. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices and addressed to the General Counsel.

16. Entire Agreement; Amendment.

(a) Except as otherwise provided herein, this Agreement replaces and merges any and all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement.

(b) This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan. Notwithstanding, the Company may, in its sole discretion and subject to the terms of the Plan, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the shares of Common Stock, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A of the Code (or to comply therewith to the extent the Company determines it is not excepted).

17. Agreement to Abide by Plan; Conflict between Plan and Agreement. The Plan is hereby incorporated by reference into this Agreement and is made a part hereof as though fully set forth in this Agreement. The Employee, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. The Employee accepts as binding, conclusive and final all decisions or interpretations of the Committee of the Plan upon any question arising under the Plan and this Agreement (including, without limitation, the date of the Employee’s termination of employment and service). In the event of any conflict between the Plan and this Agreement, the Plan shall control and this Agreement shall be deemed to be modified accordingly, except to the extent that the Plan gives the Committee the express authority to vary the terms of the Plan by means of this Agreement, in which case, this Agreement shall govern.

18. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

19. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof, or, if applicable, the laws of the United States.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

21. Acknowledgements.

(a) By accepting this award of Performance Stock Units, the Employee acknowledges receipt of a copy of the Plan, and the prospectus relating to this PSU award, and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect and/or amended from time to time.

(b) The Plan and related documents, which may include but do not necessarily include the Plan prospectus, this Agreement and financial reports of the Company, may be delivered to you electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet site or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or CD-ROM or such other delivery determined at the Company’s discretion.

(c) This Award is intended to be compliant with, or excepted from coverage under, Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. Notwithstanding, the Employee recognizes and acknowledges that Section 409A of the Code may impose upon the Employee certain taxes or interest charges for which the Employee is and shall remain solely responsible.

(d) The Employee acknowledges that, by receipt of this Award, Award Recipient has read this Section 21 and consents to the electronic delivery of the Plan and related documents, as described in this Section 21. The Employee acknowledges that the Employee may receive from the Company a paper copy of any documents delivered electronically at no cost if the Employee contacts General Counsel by telephone at (832) 708-3432 or by mail to Hillpointe Drive, Suite 301, Canonsburg, PA 15317. The Employee further acknowledges that the Employee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of this             day of             ,             .

RICE ENERGY INC.

By:
Name:
Title:

EMPLOYEE

EXHIBIT A

Performance Period: January 24, 2014 through December 31, 2016